UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported) December 3, 2004


                            U.S.B. HOLDING CO., INC.
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             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                       1-12811                    36-3197969
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      (State or other                (Commission                (IRS Employer
 jurisdiction of incorporation)       File Number)           Identification No.)


100 DUTCH HILL ROAD, ORANGEBURG, NEW YORK                          10962
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code        (845) 365-4600
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))




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ITEM 2.06 MATERIAL IMPAIRMENTS

    On December 3, 2004, as a result of the Superior Court of New Jersey ruling against Dutch Hill Realty Corp., a wholly owned subsidiary of Union State Bank, and in favor of the defendants regarding its foreclosure action on two collateral security mortgages on New Jersey properties that partially secured a real estate construction loan, management decided that the balance of loans of $2.9 million should be charged off and the allowance for loan losses and provision for credit losses increased by $2.8 million. The effect of this action will reduce fourth quarter and year-to-date income by approximately $1.7 million, or $0.08 per diluted share. A copy of the press release announcing the decision in foreclosure action is attached as an exhibit to this Current Report on Form 8-K.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.   Description
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99.1          Press release, dated December 3, 2004, reporting on the decision in foreclosure action on two collateral security mortgages on New
              Jersey properties that partially secured a real estate construction loan.


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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              U.S.B. HOLDING CO., INC.


Date:    December 6, 2004                     By:    /s/ Thomas E. Hales
                                                     ---------------------------
                                                     Name:  Thomas E. Hales
                                                     Title: Chairman and C.E.O.